                                                                                   Exhibit 99.1

SUMMIT FINANCIAL GROUP, INC. AND SUBSIDIARIES
Summary of Financial Results as Originally Reported and as Restated (Unaudited)
(dollars in thousands, except per share amounts)

	For the Years Ended December 31,
	2006		2005		2004		2003
	As		As		As		As
	Previously		Previously		Previously		Previously
	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated
Income Statement
Net interest income	$35,296	$35,365	$30,147	$30,331	$27,081	$27,156	$23,624	$23,453
Provision for loan losses	1,845	1,845	1,295	1,295	1,050	1,050	915	915
Noninterest income	4,253	4,167	2,503	1,424	3,165	2,485	3,272	3,149
Noninterest expense	21,610	21,610	19,264	19,264	16,919	16,919	14,218	14,218
Income from continuing operations
before income taxes	16,094	16,077	12,091	11,196	12,277	11,672	11,763	11,469
Applicable income taxes	5,024	5,018	3,373	3,033	3,578	3,348	3,526	3,414
Income from continuing operations	11,070	11,059	8,718	8,163	8,699	8,324	8,237	8,055
Loss from discontinued operations,
net of income taxes	(2,803)	(2,803)	2,524	2,524	1,909	1,909	(29)	(29)
Net Income	$8,267	$8,256	$11,242	$10,687	$10,608	$10,233	$8,208	$8,026

Diluted Earnings Per Share
Net income	$1.15	$1.15	$1.56	$1.48	$1.49	$1.44	$1.16	$1.13
Income from continuing operations	$1.54	$1.54	$1.21	$1.13	$1.22	$1.17	$1.16	$1.14
Average diluted shares outstanding	7,183,281	7,183,281	7,206,838	7,206,838	7,121,761	7,121,761	7,073,287	7,073,287

Net Interest Margin (1)
Net interest income -
(taxable equivalent)	$37,267	$37,336	$32,076	$32,260	$29,096	$29,171	$24,812	$24,641
Average earning assets	$1,121,089	$1,121,089	$914,682	$914,682	$794,611	$794,611	$684,185	$684,185
Net interest margin -
(taxable equivalent)	3.32%	3.33%	3.51%	3.53%	3.66%	3.67%	3.63%	3.60%

(1) This ratio changed primarily due to the reclassification of net cash settlement of the affected swap derivatives from net interest income (taxable equivalent) to noninterest income.

SUMMIT FINANCIAL GROUP, INC. AND SUBSIDIARIES
Summary of Financial Results as Originally Reported and as Restated (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2007		2006		2007		2006
	As		As		As		As
	Previously		Previously		Previously		Previously
	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated
Income Statement
Net interest income	$9,347	$9,349	$8,653	$8,689	$18,371	$18,368	$17,032	$17,077
Provision for loan losses	390	390	330	330	780	780	655	655
Noninterest income	1,153	875	1,109	860	2,165	2,115	2,112	1,383
Noninterest expense	5,718	5,718	5,672	5,672	11,368	11,368	11,033	11,033
Income from continuing operations
before income taxes	4,392	4,116	3,760	3,547	8,388	8,335	7,456	6,772
Applicable income taxes	1,240	1,135	1,167	1,086	2,441	2,421	2,275	2,015
Income from continuing operations	3,152	2,981	2,593	2,461	5,947	5,914	5,181	4,757
Loss from discontinued operations,
net of income taxes	(118)	(118)	41	41	(313)	(313)	424	424
Net Income	$3,034	$2,863	$2,634	$2,502	$5,634	$5,601	$5,605	$5,181

Diluted Earnings Per Share
Net income	$0.42	$0.40	$0.37	$0.35	$0.79	$0.78	$0.78	$0.72
Income from continuing operations	$0.44	$0.42	$0.36	$0.34	$0.83	$0.83	$0.72	$0.66
Average diluted shares outstanding	7,148,241	7,148,241	7,189,644	7,189,644	7,147,884	7,147,884	7,193,199	7,193,199

Net Interest Margin (1)
Net interest income -
(taxable equivalent)	$9,692	$9,694	$9,148	$9,184	$19,108	$19,105	$18,084	$18,129
Average earning assets	$1,209,010	$1,209,010	$1,103,975	$1,103,975	$1,201,516	$1,201,516	$1,087,366	$1,087,366
Net interest margin -
(taxable equivalent)	3.22%	3.22%	3.32%	3.34%	3.21%	3.21%	3.35%	3.36%

(1) This ratio changed primarily due to the reclassification of net cash settlement of the affected swap derivatives from net interest income (taxable equivalent) to noninterest income.

SUMMIT FINANCIAL GROUP, INC. AND SUBSIDIARIES
Summary of Financial Results as Originally Reported and as Restated (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2007		2006
	As		As
	Previously		Previously
Income Statement	Reported	Restated	Reported	Restated

Net interest income	$9,024	$9,019	$8,379	$8,386
Provision for loan losses	390	390	325	325
Noninterest income	1,012	1,240	1,003	525
Noninterest expense	5,649	5,649	5,361	5,361
Income from continuing operations
before income taxes	3,997	4,220	3,696	3,225
Applicable income taxes	1,201	1,286	1,108	929
Income from continuing operations	2,796	2,934	2,588	2,296
Loss from discontinued operations,
net of income taxes	(195)	(195)	383	383
Net Income	$2,601	$2,739	$2,971	$2,679

Diluted Earnings Per Share
Net income	$0.36	$0.38	$0.41	$0.37
Income from continuing operations	$0.39	$0.41	$0.36	$0.32
Average diluted shares outstanding	7,147,170	7,147,170	7,189,063	7,189,063

Net Interest Margin (1)
Net interest income (taxable equivalent)	$9,416	$9,411	$8,936	$8,943
Average earning assets	$1,193,946	$1,193,946	$1,070,582	$1,070,582
Net interest margin (taxable equivalent)	3.20%	3.20%	3.39%	3.39%

(1) This ratio changed primarily due to the reclassification of net cash settlement of the affected swap derivatives from net interest income (taxable equivalent) to noninterest income.